EXHIBIT 10.1

                       ASSIGNMENT AND ASSUMPTION AGREEMENT

         Agreement made this 21st day of August , 2003 between Vuong Quang Quoc ("Vuong"), as Tenant and Smog Centers of California, LLC ("Smog Centers"), as Assignee.

                                    Recitals

         A. Vuong as Tenant is a party to a Real Estate Lease dated April 4, 2001 ("Lease") with Manuel Nunez, as Landlord.

         B. Vuong possesses all right, title and interest in and to the Lease, as tenant, and desires to sell, assign and transfer the Lease to Smog Centers, as Assignee and Smog Centers desires to accept such sale, assignment and transfer upon the terms and conditions set forth in this Agreement.

         C. To their respective best knowledge, Vuong and Landlord have no claims or defenses one against the other by reason of the Lease.

         D. Vuong and Smog have entered into an Asset Acquisition Agreement dated August 21, 2003 regarding the sale and purchase of all of the assets used by Vuong in connection with the operation of a motor vehicle smog emissions test center on the property subject to the Lease.

         Now, therefore, in consideration of the mutual covenants contained herein set forth and for other good and valuable consideration, it is agreed as follows:

         1. ASSIGNMENT. Vuong hereby sells, assigns and transfers to Smog Centers any and all of Vuong's right, title and interest in and to the Lease. The sale, assignment and transfer is made without recourse whatsoever to Vuong and with out any representations and warranties, express or implied, of any nature whatsoever.

         2. ACCEPTANCE AND INDEMNIFICATION. Smog Centers hereby accepts the foregoing sale, assignment and transfer and promises to pay all rent and additional rent and to faithfully perform all other covenants, stipulations, agreements and obligations under the Lease accruing on and after August 21, 2003, or otherwise attributable to the period commencing on that date and continuing thereafter and Vuong shall be responsible to the period prior thereto. Smog Centers shall indemnify and hold Vuong harmless from any and all claims, demands, actions, causes of action, suits, proceedings, damages, liabilities and costs and expenses of every nature whatsoever which relate to the Lease or the premises demised thereunder arising on or after August 21, 2003.










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         3. MODIFICATION OF LEASE. Vuong agrees that Landlord and Smog Centers may change, modify or amend the Lease in any way, including the rental to be paid thereunder, and that further assignments may be made, without notice to or consent of Vuong and without in any manner releasing or relieving Vuong from liability under the Lease as originally executed by the parties thereto.

         4. CONSENT OF LANDLORD. In consideration of the foregoing, the Landlord hereby consents to the assignment of the Lease by Vuong to Smog Centers, but upon the express condition that neither such consent nor the collection of rent from Smog Centers shall be deemed a waiver or relinquishment for the future of the covenant against assignment or subletting, nor shall the acceptance of Smog Centers as tenant be construed as releasing Vuong from the full performance of the provisions of the Lease.

         5. ASSIGNEE'S EXPENSES. All taxes and other governmental charges and fees, including without limitation, any and all transfer taxes, sales taxes and recording fees, related to the transaction evidenced by this Agreement shall be paid by Smog Centers.

         6. BENEFIT. Subject to the provisions in this Agreement restricting assignment, this Agreement shall be binding upon and inure to the benefit heirs, executor, administrators, successors and assigns of the parties.

         7. NOTICES. Any notice required to be given hereunder shall be sufficient if in writing, and sent by facsimile transmission and by courier service (with proof of service), hand delivery or certified or registered mail (return receipt requested and first-class postage prepaid), addressed as follows:

         If to Vuong, to:

         Vuong Quang Quoc
         -------------------
         -------------------


         If to Smog Centers, to:

         Stephen D. Wilson
         3790 Via de la Valle, Suite 103
         Del Mar, California 92014
         Facsimile:_________________

         8. GOVERNING LAW. This Agreement shall be governed by the laws of the State of California without regard to its rules on conflict of laws.












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         9. DESCRIPTIVE HEADINGS. The descriptive headings herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

         10. COUNTERPARTS. This Agreement may be executed in separate counterparts, each of will deemed to be an original and together shall constitute one and same instrument.

         11. ATTORNEY'S FEES. In the event the services of an attorney at law are necessary to enforce any of the terms of this Agreement or to resolve any disputes arising under this Agreement, the prevailing Party shall be entitled to recover its attorney's fees from the losing Party as determined in the appropriate trial and/or appellate court, bankruptcy court or on a Petition for Review.

         12. NON-WAIVER. No delay or failure by either party to exercise any right under this Agreement, and not partial or single exercise of that right, shall be constitute a waiver of that or any other right,

         13. COMPLETE AGREEMENT. This Agreement and other agreements referred to herein set forth the entire understanding of the parties hereto with respect to the matters provided herein and supersede all prior agreements, covenants, arrangements, communications, representations or warranties, whether oral or written, by any of the parties or by any officer, employer or representative of any party.

         14. REPRESENTATION BY COUNSEL. This Agreement has been prepared by legal counsel for and on behalf of Smog Centers. Vuong has been advised by Smog Centers to obtain his own legal counsel in connection with this Agreement and the transaction contemplated herein. Vuong has informed Smog Centers that he has elected not to seek the advice of his own legal counsel.

         IN WITNESS WHEREOF, the parties have executed this Agreement by their respective authorized officers as of the date first above written.

         Tenant: /s/ VUONG QUANG QUOC
                ------------------------------------
                 Vuong Quang Quoc

         Assignee:
         Smog Centers of California, LLC

         By: /s/ STEPHEN D. WILSON
            ----------------------------------------
             Manager

         Landlord: /s/ MANUEL NUNEZ
                  ----------------------------------
                   Manuel Nunez









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